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NYFIX EXPANDS LEADERSHIP TEAM WITH KEY MANAGEMENT APPOINTMENTS
Financial Industry Innovators Carley, Merrill, Moitoso and Walsh Join Resurgent Firm

NEW YORK, NY January 12, 2007 – A rejuvenated NYFIX, Inc. (Pink Sheets: NYFX), fresh off a $75 million investment from private equity firm Warburg Pincus, today announced that it has expanded its leadership team through four new senior management appointments. Joining NYFIX in new senior corporate positions are Brennan Carley, David Merrill, Robert Moitoso and Chris Walsh.

All four individuals are accomplished industry executives with successful track records founding or rapidly growing financial technology businesses, and their expertise positions the Company for growth in 2007 and beyond. The four new executives join a NYFIX leadership team that currently includes Chief Technology Officer Don Henderson and Transaction Services Division Heads Brian Carr, Tony Portelli and Paolo Aloe. The newly-expanded leadership team will work closely with current staff and the Company’s diverse client base to build out NYFIX’s significant existing footprint within the global financial markets.

“This is a key part of our plan to aggressively expand the scale of NYFIX in 2007, by investing in core operations and evaluating strategic opportunities,” noted Howard Edelstein, Chief Executive Officer at NYFIX. “Each of these individuals brings an impressive background applying innovative thinking to business processes within the financial services industry. They will be a great fit culturally here at NYFIX, which has a rich history of innovation in financial services.”

Mr. Edelstein noted that NYFIX had invented touch pad trading, introduced the first commercial FIX engine, facilitated the first FIX-based trading community, and launched the first real-time continuous Dark Pool, among other industry firsts.

Brennan Carley joins NYFIX as Chief Strategy Officer and Global Head of Product Operations, a new senior executive position intended to more tightly unify product strategy and strategic vision across the Company’s business lines. Mr. Carley was until recently Chief Strategy and Technology Officer at BT Radianz after co-founding the company, then known as Radianz, upon its spin-out from Reuters in 1999. Previously, Mr. Carley held senior executive positions in product development, product strategy and technology at Reuters and at Instinet. He began his career at IBM in their Wall Street Solutions Center.

Also joining NYFIX in a new senior executive capacity is David Merrill, a longtime veteran of the financial technology industry. As Global Head of Client Operations, Mr. Merrill will work with the NYFIX Division Heads and with NYFIX clients to more tightly align the Company’s global sales and account management teams around client needs, and to leverage the intellectual capital available at NYFIX across all its businesses. Mr. Merrill joins from Moody’s KMV where he was Managing Director, Americas. Prior to Moody’s, Mr. Merrill was Managing Director of Global Operations for Omgeo.

Robert Moitoso, recently Head of AutEx, also joins NYFIX as the Head of the Company’s FIX Division. A longtime Thomson Financial executive, Mr. Moitoso built the industry-leading AutEx BlockDATA business virtually from scratch. He also successfully expanded the AutEx business into Europe and Asia. At NYFIX, Mr. Moitoso will be focused on further enhancing the range of value-added services and solutions provided by NYFIX to its clients, which make up the industry’s broadest and deepest FIX-based trading community.

Joining NYFIX as new Head of the Company’s OMS Division is Chris Walsh, most recently CEO of Radius Partners, which he founded, grew and subsequently saw acquired by FundTech. Mr. Walsh has also been a senior executive at Thomson Financial, where among other accomplishments he was instrumental in building the Thomson ESG business. At NYFIX, Mr. Walsh will be looking at new ways to work closely with NYFIX clients to meet their needs in the important market for sell-side order management systems. Former Division Head Bill Fallon will continue as part of the OMS team, assisting with client retention and new business development.

“One of our main goals for 2007 is to put our past problems behind us, re-capture the pioneering spirit that built this Company and refocus it on growth,” noted Mr. Edelstein. “Our newly-expanded senior management team will work hard to leverage the wealth of expertise around the trading process that we have throughout the organization in order to achieve that objective.”

About NYFIX, Inc.

A pioneer in electronic trading solutions, NYFIX continues to transform trading through innovation.  The NYFIX MarketplaceTM is a global community of trading counterparties utilizing innovative services that optimize the business of trading.  NYFIX Millennium® provides the Marketplace community with new methods of accessing liquidity.  NYFIX also provides value-added informational and analytic services and powerful tools for measuring execution quality.  A trusted business partner to buy-side and sell-side alike, NYFIX enables ultra-low touch, low impact market access and end-to-end transaction processing.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These statements include statements about the future activities of new employees and the impact thereof on the Company. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including, without limitation, risks relating to the ability of the Company to market and develop products and services. There can be no assurance that the forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. All trademarks, trade names, logos, and service marks referenced herein belong to NYFIX, Inc.

SOURCE: NYFIX, Inc.

Please visit http://www.nyfix.com for more information about NYFIX.

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